UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 13, 2020
Date of Report (Date of earliest event reported)

Essential Properties Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38530	82-4005693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Carnegie Center Blvd., Suite 520
Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(609) 436-0619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value	EPRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 13, 2020, the Board of Directors (the “Board”) of Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), adopted and approved amended and restated bylaws (the “Amended and Restated Bylaws”). Under the Amended and Restated Bylaws, stockholders, in addition to the Board, may alter or repeal any provision of the Amended and Restated Bylaws and adopt new bylaw provisions, to the extent permitted by law, if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter. Previously, the Board had the exclusive power to adopt, alter or repeal any provision of the Company’s bylaws. Additionally, the Amended and Restated Bylaws remove references to the Stockholders Agreement, dated as of June 25, 2018, which was previously terminated pursuant to its terms on July 22, 2019, and certain provisions related to such agreement.

A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Essential Properties Realty Trust, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2020	ESSENTIAL PROPERTIES REALTY TRUST, INC.

	By:	/s/ Mark E. Patten
Mark E. Patten
Chief Financial Officer, Treasurer and Executive Vice President